Exhibit 4(b)

                    Advanced Semiconductor Engineering, Inc.
                              ASE (Chung Li), Inc.


June 5, 2002

Motorola, Inc.
Motorola Electronics Taiwan, Ltd.
c/c Motorola, Inc.
MD: TX30/OE60
6501 William Cannon Drive West
Austin, TX 78735 USA

Attn: Gary Schlumpf
Fax:(512) 996-6178
(followed by overnight courier)

Ladies and Gentlemen:

         Reference is made to the Asset Purchase Agreement dated July 4, 1999, as amended, among ASE (Chung Li), Inc. ("Buyer"), Advanced Semiconductor Engineering, Inc. ("ASE"), Motorola Electronics Taiwan, Ltd. ("Seller") and Motorola, Inc. ("Motorola") (the "Asset Purchase Agreement"). Capitalized terms used without definition in this letter agreement will have the meaning assigned to them in the Asset Purchase Agreement.

         Pursuant to Section 2.09(b)(ii)(D) of the Asset Purchase Agreement, Seller was eligible to earn $23,333,333 plus interest as a result of meeting certain financial milestones for the period ending on the Third Anniversary. In the interest of strengthening the overall relationship between ASE and Motorola, and increasing the potential level of Motorola business with the Buyer and the other subsidiaries of ASE, including, without limitation, ASE (Korea) Ltd. (together with Buyer, collectively, the "ASE Group"), the Parties have agreed to substitute the following earn-out arrangement for the arrangement provided for in Section 2.09(b)(ii)(D) of the Asset Purchase
Agreement:

         Seller shall be eligible to receive up to an additional US$23,333,333 for the Base Assets, payable as follows:

     (A) Third Year Period. If and only if the total purchase price of all products and services purchased by the Motorola Group during the year commencing on the Second Anniversary and ending on the Third Anniversary (the "Third Year Period") is at least $160,000,000 from the ASE Group and US$75,000,000 from Buyer, Buyer shall deliver to Seller within 30 days following the Third Anniversary an amount calculated as follows:

           (1) If the total purchase price of all products and services purchased from the ASE Group during the Third Year Period (the "Third Year ASE Group Total") is more than $200,000,000 then the amount shall be $7,333,333;

           (2) If the Third Year ASE Group Total is more than $185,000,000 but less than or equal to $200,000,000 then the amount shall be calculated as follows: (Third Year ASE Group Total/ $600,000,000) x $23,333,333);

           (3) If the Third Year ASE Group Total is more than $170,000,000 but less than or equal to $185,000,000 then the amount shall be calculated as follows: ((Third Year ASE Group Total/ $600,000,000) x $23,333,333) x 87.5%; or

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           (4) If the Third Year ASE Group Total is more than $160,000,000 but less than or equal to $170,000,000 then the amount shall be calculated as follows: ((Third Year ASE Group Total/ $600,000) x $23,333,333) x 80%.

     (B) Fourth Year Period. If and only if the total purchase price of all products and services purchased by the Motorola Group during the year commencing on the Third Anniversary and ending on the fourth anniversary of the Closing Date (the "Fourth Anniversary") (the "Fourth Year Period") is at least $155,000,000 from the ASE Group and US$75,000,000 from Buyer, Buyer shall deliver to Seller within 30 days following the Fourth Anniversary an amount calculated as follows:

          (1)  If any portion of the $23,333,333 was paid for the Third Year
               Period:

                   i. If the Third Year ASE Group Total plus the total purchase price of all products and services purchased from the ASE Group during the Fourth Year Period (the "Fourth Year ASE Group Total") is more than $375,000,000 then the amount shall be calculated as follows: (((Third Year ASE Group Total + Fourth Year ASE Group Total)/ $600,000,000) x $23,333,333)--the
                          portion of the $23,333,333 paid for the Third Year Period (the "Third Year Payment");

                   ii If the Third Year ASE Group Total plus the Fourth Year ASE Group Total is more than $345,000,000 but less than or equal to $375,000,000 then the amount shall be calculated as follows: ((((Third Year ASE Group Total + Fourth Year ASE Group Total)/ $600,000,000) x $23,333,333) x 87.5%)--Third Year
                          Payment; or

                   iii. If the Third Year ASE Group Total plus the Fourth Year ASE Group Total is more than $315,000,000 but less than or equal to $345,000,000 then the amount shall be calculated as follows: ((((Third Year ASE Group Total + Fourth Year ASE Group Total)/ $600,000) x $23,300,000) x 80%)--Third Year Payment.

                   iv. In no event shall the total amount paid in the Third Year Period and the Fourth Year Period combined exceed $15,333,333.

           (2) If no amount was paid for the Third Year Period:

                   i. If the Fourth Year ASE Group Total is $200,000,000 or more then the amount shall be $8,000,000;

                   ii. If the Fourth Year ASE Group Total is more than $190,000,000 but less than $200,000,000 then the amount shall be calculated as follows: ((Fourth Year ASE Group Total/ $400,000,000) x $16,000,000);

                   iii. If the Fourth Year ASE Group Total is more than $175,000,000 but less than or equal to $190,000,000 then the amount shall be calculated as follows:
                          ((Fourth Year ASE Group Total/ $400,000,000) x $16,000,000) x 87.5%; or

                   iv. If the Fourth Year ASE Group Total is more than $155,000,000 but less than or equal to $175,000,000 then the amount shall be calculated as follows:
                          ((Fourth Year ASE Group Total/ $400,000) x
                          $16,000,000) x 80%.

     (C) Fifth Year Period. If and only if the total purchase price of all products and services purchased by the Motorola Group during the year commencing on the Fourth Anniversary and ending on the fifth anniversary of the Closing Date (the "Fifth Anniversary") (the "Fifth Year Period") is at least $155,000,000 from the ASE Group, Buyer shall deliver to Seller within 30 days following the Fifth Anniversary an amount calculated as follows:

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          (1)  If any portion of the $23,333,333 was paid for both the Third
               Year Period and the Fourth Year Period:

                   i. if the Third Year ASE Group Total plus the Fourth Year ASE Group Total plus the total purchase price of all products and services purchased from the ASE Group during the Fifth Year Period (the "Fifth Year ASE Group Total") is more than $565,000,000 then the amount shall be calculated as follows: (((Third Year ASE Group Total + Fourth Year ASE Group Total + Fifth Year ASE Group Total)/ $600,000,000) x $23,333,333)--Third Year Payment--Fourth Year Payment;

                   ii. If the Third Year ASE Group Total plus the Fourth Year ASE Group Total plus the Fifth Year ASE Group Total is more than $520,000,000 but less than or equal to $565,000,000 then the amount shall be calculated as follows: ((((Third Year ASE Group Total + Fourth Year ASE Group Total + Fifth Year ASE Group Total)/ $600,000,000) x $23,333,333) x 87.5%)--Third
                          Year Payment--Fourth Year Payment); or

                   iii. If the Third Year ASE Group Total plus the Fourth Year ASE Group Total plus Fifth Year ASE Group Total is more than $470,000,000 but less than or equal to $520,000,000 then the amount shall be calculated as follows: ((((Third Year ASE Group Total + Fourth Year ASE Group Total + Fifth Year ASE Group Total)/ $600,000) x $23,333,333) x 80%)--Third Year
                          Payment--Fourth Year Payment).

          (2) If any portion of the $23,333,333 was paid for the Third Year Period but not the Fourth Year Period:

                   i. If the Third Year ASE Group Total plus the Fifth Year ASE Group Total is more than $375,000,000 then the amount shall he calculated as follows: (((Third Year ASE Group Total + Fifth Year ASE Group Total)/ $400,000,000) x $15,333,333)--the portion of the
                          $23,333,333 paid for the Third Year Period (the "Third Year Payment");

                   ii. If the Third Year ASE Group Total plus the Fifth Year ASE Group Total is more than $345,000,000 but less than or equal to $375,000,000 then the amount shall be calculated as follows: ((((Third Year ASE Group Total + Fifth Year ASE Group Total)/ $400,000,000) x $15,333,333) x 87.5%)--the Third Year Payment; or

                   iii. If the Third Year ASE Group Total plus the Fifth Year ASE Group Total is more than $315,000,000 but less than or equal to $345,000,000 then the amount shall be calculated as follows: ((((Third Year ASE Group Total + Fifth Year ASE Group Total)/ $400,000,000) x $15,333,333) x 80%)--the Third Year Payment.

                   iv. In no event shall the total amount paid in the Third Year Period and the Fifth Year Period combined exceed $15,333,333.

              (3) If any portion of the $23,333,333 was paid for the Fourth Year Period but not the Third Year Period:

                   i. If the Fourth Year ASE Group Total plus the Fifth Year ASE Group Total is more than $380,000,000 then the amount shall be calculated as follows: (((Fourth Year ASE Group Total + Fifth Year ASE Group Total)/ $400,000,000) x $16,000,000)--the portion of the
                          $23,333,333 paid for the Fourth Year Period (the "Fourth Year Payment");

                   ii. If the Fourth Year ASE Group Total plus the Fifth Year ASE Group Total is more than $350,000,000 but less than or equal to $380,000,000 then the amount shall be calculated as follows: ((((Fourth Year ASE Group Total + Fifth Year ASE Group Total)/ $400,000,000) x $16,000,000) x 87.5%)--the Fourth
                          Year Payment; or

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                   iii.   If the Fourth Year ASE Group Total plus the Fifth
                          Year ASE Group Total is more than $310,000,000 but less than or equal to $350,000,000 then the amount shall be calculated as follows: ((((Fourth Year ASE Group Total + Fifth Year ASE Group Total)/ $400,000,000) x $16,000,000) x 80%)--the Fourth Year
                          Payment.

                   iv. In no event shall the total amount paid in the Fourth Year Period and the Fifth Year Period combined exceed $16,000,000.

           (4) If no portion of the $23,333,333 was paid for the Third Year Period or the Fourth Year Period:

                   i. If the Fifth Year ASE Group Total is more than $200,000,000 then the amount shall be $8,000,000;

                   ii If the Fifth Year ASE Group Total is more than $190,000,000 but less than $200,000,000 then the amount shall be calculated as follows: Fifth Year ASE Group Total/ $200,000,000 x $8,000,000;

                   iii. If the Fifth Year ASE Group Total is more than $175,000,000 but less than or equal to $190,000,000 then the amount shall be calculated as follows: Fifth Year ASE Group Total/ $200,000,000 x $8,000,000 x
                          87.5%; or

                   iv. If the Fifth Year ASE Group Total is more than $155,000,000 but less than or equal to $175,000,000 then the amount shall be calculated as follows: Fifth Year ASE Group Total/ $200,000,000 x $8,000,000 x
                          80%.

         For purposes of clauses (A), (B) and (C) above, the total purchase price of all products and services shall be calculated using the purchase prices in effect for such products and services as of March 12, 2002. For any products or services not offered as of March 12, 2002 the purchase prices shall be those negotiated and agreed to by the Parties.

         The foregoing payments shall not be subject to interest from the Interest Commencement Date as was the amount provided for in Section 2.09(b)(ii)(D); provided, however, that if Buyer fails to pay any amounts required to be paid hereunder by the dates required herein, such unpaid amounts shall bear interest at the applicable rate in Section 2.09(b)(iv) of the Asset Purchase Agreement plus 3% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

         In addition to the above, Motorola agrees to commence the qualification of substrates manufactured by ASE Materials' facility located in Chung-Li, Taiwan. ASE acknowledges that Motorola has no obligation to qualify any such substrates unless Motorola's qualification standards are met.

         This letter amendment shall not amend any other provisions of the Asset Purchase Agreement.

         Please indicate our acknowledgment and agreement of the foregoing by signing below.

Very truly yours,

ASE (Chung Li), Inc.                        Advanced Semiconductor

Engineering, Inc.


By:  /s/ Shih-Song Lee                      By:  /s/ Joseph Tung
    -----------------------                      -------------------------------
    Name:  Shih-Son Lee                          Name:  Joseph Tung
    Title: President, ASE (Chung Li)             Title: Chief Financial Officer

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ACKNOWLEDGED AND AGREED:


Motorola, Inc.                              Motorola Electronics Taiwan, Inc.


By:  /s/ Tom Sun                            By:  /s/ Tom Sum
    -------------------------------            --------------------
    Name:  Tom Sun                             Name: Tom Sum
    Title: Corporate Vice President            Title:   President


cc:      Motorola, Inc.
         1301 E Algonquin Road
         Chicago, Illinois 60196
         USA
         Attn: General Counsel
         Fax: (847) 576 3628






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